Exhibit 10.8

FORM OF PUBCO CLASS C-1 WARRANT INSTRUMENT

Dated ______________

WARRANT INSTRUMENT

RELATING TO ______________1 WARRANTS TO SUBSCRIBE FOR

CLASS A ORDINARY SHARES IN MONEYHERO LIMITED

[1]	Equal to the number of Company Class C Warrants held by the MAS Warrant Condition Applicant immediately prior to the Acquisition Effective Time.

TABLE OF CONTENTS

		Page

1	Interpretation	1

2	Constitution and Form of Warrants	5

3	Register and Warrant Certificates	5

4	Timing for exercise of Exercise Rights	5

5	Mechanism for Exercising Exercise Rights	5

6	Completion	6

7	Adjustment	6

8	Undertaking of PubCo	8

9	Winding up of PubCo	8

10	Transfer of Warrants	8

11	Variation of Rights	8

12	Replacement of Warrant Certificates	8

13	Notices	9

14	Termination	9

15	Governing Law and Arbitration	9

Schedule 1	Form of Warrant Certificate	1

Schedule 2	Register, Transfer and Notices	3

i

THIS INSTRUMENT is entered into by way of deed poll on ___________ 2023 by:

MoneyHero Limited (formerly known as Hyphen Group Limited), an exempted company duly incorporated and existing under the laws of the Cayman Islands with its registered office at Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands (“PubCo”).

WHEREAS:

(A)

On _____________, 2023, PubCo, CompareAsia Group Capital Limited, an exempted company duly incorporated and existing under the Laws of the Cayman Islands with its registered office at Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands (the “Company”), Bridgetown Holdings Limited, a Cayman Islands exempted company limited by shares, Gemini Merger Sub 1 Limited, a Cayman Islands exempted company limited by shares and a direct wholly-owned Subsidiary of PubCo, and Gemini Merger Sub 2 Limited, a Cayman Islands exempted company limited by shares and a direct wholly-owned Subsidiary of PubCo, entered into a business combination agreement (as amended, modified or supplemented from time to time, the “Business Combination Agreement”)

(B)

In connection with the transactions contemplated under the Business Combination Agreement, on ____________, 2023, PubCo and the Company entered into a supplemental deed (as amended, modified or supplemented from time to time, the “Supplemental Deed”) in relation to the warrant instrument relating to warrants to subscribe for class C ordinary shares in the Company dated October 14, 2022.

(C)

Pursuant to the Supplemental Deed, upon the Acquisition Effective Time (as defined in the Business Combination Agreement), PubCo shall create and issue the Warrants (as defined below) to subscribe Class A Ordinary Shares (as defined below) on the terms and subject to the conditions set out in this Instrument.

(D)	This Instrument has been executed by PubCo as a deed poll in favour of the Warrantholders (as defined below).

THIS INSTRUMENT WITNESSES as follows:

1	Interpretation.

1.1	In this Instrument, unless otherwise defined herein, capitalised terms have the meanings ascribed to them in the Business Combination Agreement:

“Affiliate” means (i) with respect to a Person other than a natural person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person and (ii) in the case of a Person that is a natural person, any other Person that is directly or indirectly Controlled by such Person or is a Relative of such Person or any Person that is directly or indirectly Controlled by such Relative;

“Board” means the board of directors of PubCo;

“Business” means PubCo and its Subsidiaries’ business of operating a web or application-based marketplace, community, brokerage or aggregator service specialized in fintech and financial services and comparing banking, insurance, telecommunication, utility or other personal finance products and/or providing platform- or software-as-a-service solutions;

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Singapore, Hong Kong, the Cayman Islands or New York City, New York are authorized or required by applicable law to close;

“Class A Ordinary Shares” means the Class A ordinary shares of PubCo, par value US$0.0001 per share;

“Control” means with respect to a Person, (i) direct or indirect ownership or control of more than 50% of the outstanding voting securities of such Person; (ii) the ability to appoint or remove a majority of the directors of the board (or equivalent governing body) of such Person; (iii) the right to control the votes at a meeting of the board of directors (or equivalent governing body) of such Person; or (iv) the ability to direct or cause the direction of the management and policies of such Person (whether by contract or howsoever arising); and the terms “Controls”, “Controlling” and “Controlled” shall be construed accordingly;

“Exercise Period” means, in relation to the Warrants represented by a Warrant Certificate, the period commencing on the Issuance Date of such Warrants and ending on October 14, 2027 (both dates inclusive);

“Exercise Ratio” means, initially, at the rate of 0.307212 Class A Ordinary Shares for each Warrant, as adjusted from time to time in the circumstances and in the manner referred to in clause 7;

“Exercise Rights” means the rights of Warrantholders to exercise the Warrants for Class A Ordinary Shares at the Exercise Ratio, pursuant to clause 5;

“Government Authority” means any nation or government or any federation, province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of Hong Kong, Singapore, the Cayman Islands or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization;

“Holding Company” has the meaning given in clause 1.4.4;

“Issuance Date” means, in relation to the Warrants represented by a Warrant Certificate, the date of issuance of such Warrants as stipulated in the Warrant Certificate;

“MAS Condition” means each PCCW Controller Entity having obtained all necessary approvals, consents and authorisations from the Monetary Authority of Singapore in accordance with section 87(2) of the Insurance Act 1966 for each PCCW Controller Entity to obtain effective control of SingSaver within the meaning of section 87(3) of the Insurance Act 1966, and all such approvals, consents and authorisations not having been subsequently revoked or withdrawn;

“PCCW Controller Entities” means (i) PCCW Media International Limited, (ii) each Person that holds, directly or indirectly, 20% or more of PCCW Media International Limited’s issued share capital, and (iii) each Person that Controls, directly or indirectly, 20% or more of PCCW Media International Limited’s voting power;

“Permitted Transferee” means with respect to any Warrantholder, any Person other than (i) PubCo or any of its Subsidiaries or (ii) any Prohibited Transferee (whether or not an Affiliate of the transferring Warrantholder);

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity;

“Politically Exposed Person” means a current or former senior official in the executive, legislative, administrative, military or judicial branches of a Government Authority (whether elected or not), a current or former senior official of a major political party, or a current or former senior executive of a government-owned commercial enterprise. In addition, a Politically Exposed Person includes any corporation, business or other entity that has been formed by, or for the benefit of, a Politically Exposed Person;

“Prohibited Transferee” means (i) any PubCo Competitor; (ii) any current or potential future provider of PubCo within the insurance, retail banking or telecommunications industry; (iii) any Person whose involvement or investment in the Business is or could reasonably be, as determined by the Board, damaging to the reputation of the Business, and in each case of (i) and (ii), unless otherwise determined by the Board; or (iv) any person who (a) is named on (1) lists promulgated by the United Nations Security Council or its committees pursuant to resolutions issued under Chapter VII of the United Nations Charter or (2) the World Bank Listing of Ineligible Firms (see www.worldbank.org/debarr); (b) is targeted by or subject to any sanction administered or enforced by the Office of Foreign Assets Control of the US Department of the Treasury, the U.S. Department of State or under a UN Security Council Resolution; or (c) is a Politically Exposed Person;

“PubCo Competitor” means any marketplace, brokerage or aggregator for financial services, including banking, brokerage and insurance companies, telecommunication companies, utility providers as well as companies that compare banking, brokerage, insurance, telecommunication or utility products, or compare any other products that PubCo or its Subsidiaries are comparing from time to time, unless the Board otherwise determines;

“PubCo Charter” means the amended and restated memorandum and articles of association of PubCo, as amended from time to time;

“Register” means the respective registers of entitlement to the Warrants as maintained by PubCo and amended from time to time;

“Registered Office” means the registered office of PubCo from time to time;

“Relative” of a natural person shall mean the siblings, spouse and children of such natural person and any parent or siblings of such natural person or spouse;

“Shares” shall mean any shares in the capital of PubCo;

“SingSaver” means SingSaver Insurance Brokers Pte. Ltd., a company duly incorporated and existing under the Laws of the Republic of Singapore and a licensed insurance broker within the meaning of the Insurance Act 1966;

“Subsidiary” has the meaning given in clause 1.4.4;

“Warrant Certificate” means a certificate in the form, or substantially in the form, set out in Schedule 1;

“Warrant Shares” means the Class A Ordinary Shares issuable upon the exercise of the Warrants;

“Warrantholder” means the Person or Persons in whose name(s) a Warrant is approved by the Board to be issued and is registered by the Register as duly held by such Person;

“Warrantholder Consent” means the consent of a majority of the holders of not less than 75 per cent. of the Warrants; and

“Warrants” means the warrants of PubCo constituted by this Instrument and all rights conferred by it.

1.2	Words and expressions defined in PubCo Charter shall, unless otherwise defined in this Instrument, have the same meaning when used in this Instrument.

1.3	The headings in this Instrument do not affect its interpretation.

1.4	In this Instrument a reference to:

1.4.1	a clause, paragraph or schedule, unless the context otherwise requires, is a reference to a clause or paragraph of, or schedule to, this Instrument;

1.4.2	references herein to ‘this Instrument’ include, where the context so admits, the Schedules hereto;

1.4.3	a statutory provision shall be construed as a reference to those provisions and any subordinate legislation made under the statutory provision in force at the date of this Instrument; and

1.4.4	a company is a “Subsidiary” of another company, its “Holding Company” if that other company:

(a)	holds a majority of the voting rights in it; or

(b)	is a member of it and has the right to appoint or remove a majority of its board of directors; or

(c)

is a member of it and Controls alone, pursuant to an agreement with other shareholders or members, a majority of the voting rights in it; or if it is a Subsidiary of a company which itself is a Subsidiary of that other company.

2	Constitution and Form of Warrants

2.1

PubCo hereby creates and issues, pursuant to the Supplemental Deed, ___________[2] warrants of PubCo to subscribe for Class A Ordinary Shares on the terms and subject to the conditions of this Instrument.

2.2

Each Warrantholder shall be entitled, on exercise of the Exercise Rights attaching to its Warrants, and on the terms and subject to the conditions set out in this Instrument, to convert all (not part) of the Warrants held by it into Class A Ordinary Shares at the Exercise Ratio.

2.3

PubCo undertakes to comply with the terms and conditions of this Instrument and specifically, but without limitation, to give effect to the Exercise Rights in accordance with the terms of this Instrument.

2.4

The Warrants are issued subject to the PubCo Charter and otherwise on the terms and conditions of this Instrument which are binding on PubCo and each Warrantholder and all Persons claiming through or under them.

3	Register and Warrant Certificates

3.1	PubCo shall maintain the Register in accordance with the provisions of Schedule 2.

3.2	PubCo shall, on the day of entering the name of a Warrantholder in the Register, issue to the Warrantholder a Warrant Certificate in respect of that number of Warrant Shares to which it is entitled.

4	Timing for exercise of Exercise Rights

4.1	During the Exercise Period, subject to the satisfaction of the MAS Condition (if required), the Warrants entitle each Warrantholder to exercise its Exercise Rights at any time.

4.2	The Warrants shall be in registered form. Each Warrant shall carry the Exercise Right and shall be transferable in accordance with clause 10 and Schedule 2.

5	Mechanism for Exercising Exercise Rights

5.1

Subject to clause 4.1 and to the extent a Warrantholder will not obtain effective control of SingSaver within the meaning of section 87(3) of the Insurance Act 1966 upon exercise of its Exercise Rights with respect to all of the Warrants held by it, all of the outstanding Warrants held by such Warrantholder shall, as soon as practicable after the Acquisition Effective Time, automatically (without any act on the part of such Warrantholder) be exercised and converted into the Class A Ordinary Shares into which such Warrants are exercisable, being a number of Class A Ordinary Shares equal to the product of (x) the number of Warrants exercised pursuant to this clause 5.1, multiplied by (y) the Exercise Ratio.

[2]	Equal to the number of the Company Class C Warrants held by the MAS Warrant Condition Applicant immediately prior to the Acquisition Effective Time.

5.2

Subject to clause 4.1 and to the extent a Warrantholder has not had all of its Warrants exercised and converted pursuant to clause 5.1, such Warrantholder shall notify PubCo in writing as soon as practicable after the MAS Condition is satisfied or the MAS Condition ceases to be applicable to it due to dilutive issuance of PubCo or otherwise (the “Satisfaction Notice”). As soon as practicable after PubCo’s receipt of a Satisfaction Notice, all of the outstanding Warrants held by the Warrantholder issuing such Satisfaction Notice, shall automatically (without any act on the part of such Warrantholder) be exercised and converted into the Class A Ordinary Shares into which such Warrants are exercisable, being a number of Class A Ordinary Shares equal to the product of (x) the number of Warrants exercised pursuant to this clause 5.2, multiplied by (y) the Exercise Ratio.

6	Completion

6.1	Subject to clause 6.3, following a valid exercise of Exercise Rights pursuant to clause 5, PubCo shall in accordance with clause 6.2:

6.1.1

allot and issue to each relevant Warrantholder (or to its nominee or trustee, if applicable) the Class A Ordinary Shares to which such Warrantholder is entitled, being a number of Class A Ordinary Shares equal to the product of (x) the number of Warrants exercised, multiplied by (y) the Exercise Ratio; and

6.1.2

cause such Class A Ordinary Shares to be registered in book entry form and registered in PubCo’s share register or register of members (as applicable) in the Warrantholder’s name (or its nominee’s or trustee’s name, if applicable).

6.2

The obligations of PubCo under clause 6.1 shall be fulfilled within two (2) Business Days after the Acquisition Effective Time or PubCo’s receipt of a Satisfaction Notice (as applicable) (the date such obligations are being fulfilled, the “Exercise Date”).

6.3	Warrant Shares issued pursuant to this Instrument:

6.3.1	shall be credited as fully paid;

6.3.2	shall have the rights set out in the PubCo Charter relating to Class A Ordinary Shares; and

6.3.3	shall rank pari passu in all respects with those Class A Ordinary Shares in issue on the Exercise Date.

7	Adjustment

7.1

Share Dividends and Splits. If after the date hereof, and subject to the provisions of clause 7.5 below, the number of outstanding Class A Ordinary Shares is increased by a share dividend payable in Class A Ordinary Shares, or by a split up of Class A Ordinary Shares, or other similar event, then, on the effective date of such share dividend, split up or similar event, the Exercise Ratio shall be increased in proportion to such increase in issued and outstanding shares of Class A Ordinary Shares.

7.2

Aggregation of Shares. If after the date hereof, and subject to the provisions of clause 7.5 below, the number of issued and outstanding Class A Ordinary Shares is decreased by a consolidation, combination or reclassification of Class A Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reclassification or similar event, the Exercise Ratio shall be decreased in proportion to such decrease in issued and outstanding Class A Ordinary Shares.

7.3

Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Class A Ordinary Shares (other than a change addressed in clauses 7.1 or 7.2 above or that solely affects the par value of such Class A Ordinary Shares), or in the case of any merger or consolidation of PubCo with or into another corporation (other than a consolidation or merger in which PubCo is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Class A Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of PubCo as an entirety or substantially as an entirety in connection with which PubCo is dissolved, the Warrantholders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Class A Ordinary Shares purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Warrantholder would have received if such Warrantholder had exercised his/her/its Warrant(s) immediately prior to such event; and if any reclassification also results in a change in Class A Ordinary Shares addressed in clauses 7.1 or 7.2 above, then such adjustment shall be made pursuant to clauses 7.1, 7.2 and this clause 7.3. The provisions of this clause 7.3 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

7.4

Notice of Changes in Warrants. PubCo shall send the Warrantholders notice of any adjustments to the Exercise Rights made pursuant to clauses 7.1 to 7.3 as soon as practicable (and within five (5) Business Days) following the relevant resolution of the Board giving effect to or sanctioning the event referred to in clauses 7.1 to 7.3 together with a replacement Warrant Certificate evidencing each Warrantholder’s adjusted Exercise Ratio.

7.5

No Fractional Shares. No fractions of a Warrant Share shall be issued on the exercise of a Warrant. If, by reason of any provisions in this Instrument, any Warrantholder would otherwise be entitled, upon the exercise of its Exercise Rights, to receive a fractional interest in a Warrant Share (after aggregating all fractional Warrant Shares that otherwise would be received by such Warrantholder), PubCo shall, upon such exercise, round down the number of Warrant Shares to be issued to such Warrantholder to the nearest whole number.

7.6

Other Events. In case any event shall occur affecting PubCo as to which none of the provisions of preceding subclauses of this clause 7 are strictly applicable, but which would require an adjustment to the terms of the Warrants in order to (a) avoid an adverse impact on the Warrants and (b) effectuate the intent and purpose of this clause 7, then, in each such case, the Board shall appoint a firm of independent public accountants, investment banking or other appraisal firm of recognized national standing, which shall give its opinion as to whether or not any adjustment to the rights represented by the Warrants is necessary to effectuate the intent and purpose of this clause 7 and, if they determine that an adjustment is necessary, the terms of such adjustment. Without prejudice to the foregoing, PubCo shall not take any action which would result in any adjustment to the Exercise Ratio if, after giving effect thereto, the Exercise Ratio would be increased to such an extent that the Class A Ordinary Shares to be issued on exercise of any Warrants could not, under any applicable law then in effect, be legally issued as fully paid.

8	Undertaking of PubCo

PubCo undertakes to each Warrantholder that during the Exercise Period (except with Warrantholder Consent or pursuant to clause 7 of this Instrument or as otherwise provided in the PubCo Charter), it will keep available for issue and free from pre-emptive rights sufficient authorised but unissued share capital to satisfy in full the exercise of all outstanding Warrants.

9	Winding up of PubCo

If, during the Exercise Period, an order is made or an effective resolution is passed for winding up or dissolution of PubCo (except for the purpose of implementing a reconstruction, amalgamation or scheme of arrangement on terms previously sanctioned by a special resolution) each Warrantholder will be treated as if, immediately before the date of such order or resolution, such Warrantholder had exercised all the Exercise Rights which remain to be exercised by such Warrantholder and shall be entitled to receive out of the assets which would otherwise be available in the liquidation such sum (if any) as such Warrantholder would have received had such Warrantholder been the holder of the Class A Ordinary Shares to which such Warrantholder would have become entitled by virtue of such exercise.

10	Transfer of Warrants

The Warrants are transferable in accordance with the provisions of paragraph 2 of Schedule 2.

11	Variation of Rights

11.1

All or any of the rights for the time being attached to the Warrants (including the Exercise Rights) may from time to time (whether or not PubCo is being wound up) be altered or abrogated with Warrantholder Consent and shall be effected by an instrument by way of deed poll executed by PubCo and expressed to be supplemental to this Instrument.

11.2

Modifications to the Instrument which are of a formal, minor or technical nature, or made to correct a manifest error, may be effected by an instrument by way of deed poll executed by PubCo and expressed to be supplemental to this Instrument.

12	Replacement of Warrant Certificates

If a Warrant Certificate is mutilated, defaced, lost, stolen or destroyed, it will be replaced by PubCo upon payment by the Warrantholder of PubCo’s reasonable costs in connection with the issue of the replacement. Mutilated or defaced Warrant Certificates in respect of which replacements are being sought must be surrendered before replacements will be issued.

13	Notices

Any notice to be given to or by the Warrantholders for the purposes of this Instrument shall be given in accordance with the provisions of paragraph 3 of Schedule 2.

14	Termination

This Instrument shall terminate upon the earlier of (i) the end of the Exercise Period or (ii) the date upon which there ceases to be any unexercised Warrants outstanding.

15	Governing Law and Arbitration

15.1

This Instrument and any dispute or claim arising out of or in connection with it or its subject matter shall be governed by, and construed in accordance with, the laws of the Cayman Islands, without giving effect to any choice of law or conflict of law rules or provisions (whether of the Cayman Islands or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Cayman Islands.

15.2

Any dispute, controversy, difference or claim arising out of or relating to this Instrument, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules in force when the notice of arbitration is submitted. The law of this arbitration clause shall be that stated in clause 15.1. The seat of this arbitration shall be Hong Kong. The number of arbitrators shall be three (3). The arbitration proceedings shall be conducted in English.

15.3

Notwithstanding the foregoing, nothing in this clause shall prevent any party seeking any interim or interlocutory relief in aid of any arbitration or in connection with enforcement proceedings from any court of competent jurisdiction.

IN WITNESS WHEREOF this Instrument has been executed by PubCo as a deed poll and is intended to be and is hereby delivered on the date first above written.

Executed as a deed by MoneyHero Limited acting by _____________, as authorized signatory, in the presence of:
SIGNATURE OF ______________

SIGNATURE OF WITNESS

Name: Address: Occupation of Witness:

[Signature Page to Warrant Instrument]

Schedule 1

Form of Warrant Certificate

MONEYHERO LIMITED

(“PubCo”)

(Incorporated under the laws of Cayman Islands with registered number 398798)

WARRANT CERTIFICATE

Certificate No.

Date of Issue of Warrant Certificate:

Date of Issue of Warrants:

Name and Address of Warrantholder:

Number of Warrants:

Class of Warrants: Warrants (Class C-1)

Exercise Ratio: 0.307212 Class A Ordinary Share(s) for each Warrant (as adjusted from time to time pursuant to clause 7 of the Warrant Instrument)

THIS IS TO CERTIFY that the Warrantholder named above is the registered holder of the number of Warrants specified above, each of which entitles the holder (inter alia) to subscribe for [•] Class A Ordinary Shares in PubCo as calculated in accordance with the terms and conditions set out in the instrument entered into by way of deed poll dated [•] (the “Warrant Instrument”) and subject to the PubCo Charter. Terms defined in the Warrant Instrument have the same meaning when used in this Certificate.

This Warrant Certificate has been executed as a deed and is delivered and takes effect on the date of issue stated at the beginning of it.

1

Executed as a deed by MoneyHero Limited

acting by [NAME OF FIRST DIRECTOR],

a director and [NAME OF SECOND DIRECTOR OR SECRETARY],

[a director OR its secretary]

[SIGNATURE OF FIRST DIRECTOR] Director

[SIGNATURE OF SECOND DIRECTOR OR SECRETARY] [Director or Secretary]

OR

Executed as a deed by MoneyHero Limited

acting by [[NAME OF DIRECTOR] a director]/[NAME OF AUTHORISED SIGNATORY] as authorised signatory,

[SIGNATURE OF [DIRECTOR]/[AUTHORISED SIGNATORY]] [Director]/[Authorised Signatory]

in the presence of:

Witness Signature:

Name:

Address:

Occupation

Dated: [INSERT DATE]

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Schedule 2

Register, Transfer and Notices

1	Register

1.1	PubCo shall keep the Register at the Registered Office and there, entered in the Register:

1.1.1	the names and addresses of the Warrantholders;

1.1.2	the number of Warrants held by each Warrantholder; and

1.1.3	the date on which the name of each Warrantholder is entered in the Register in respect of the Warrants registered in his/its name.

1.2

Any change in the name or address of any Warrantholder shall be notified as soon as reasonably practicable following such change to PubCo which shall cause the Register to be altered accordingly. The Warrantholders or any of them or any Person authorised by any such Warrantholder shall be at liberty at all reasonable time during office hours upon two (2) Business Days’ notice to inspect the Register and to take copies of or extract from the same or any part thereof.

1.3

PubCo shall be entitled to treat the Person whose name is shown in the Register as a Warrantholder as the absolute owner of the Warrant and, accordingly, shall not except as ordered by a court of competent jurisdiction or as required by law, be bound to recognise any equitable or other claim to, or interest in, such Warrant on the part of any other Person whether or not it shall have express or other notice thereof.

1.4

Every Warrantholder shall be recognised by PubCo as entitled to his/her/its Warrants free from any equity, set-off or cross-claim on the part of PubCo, or any original or intermediate holder of such Warrants.

2	Transfers

2.1

No Warrantholder shall be entitled to assign or transfer any rights or obligations under any Warrant without the prior written consent of PubCo, except if such Warrants are assigned or transferred to an Affiliate of such Warrantholder that is a Permitted Transferee.

2.2	The Warrants may not be transferred otherwise than as permitted by paragraph 2.1 above.

2.3	The provisions of Schedule 2 shall regulate any transfer of a Warrant.

2.4

Each Warrant will be registered and will be transferable subject to paragraph 2.1 of this Schedule 2 by instrument of transfer in any usual or common form, or in any other form which may be approved by the Board. PubCo may refuse to register any transfer of Warrants unless it is duly stamped and lodged at the Registered Office accompanied by a certificate for the Warrants to be transferred and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer, but shall register any transfer which is so stamped and lodged, and so accompanied by a certificate or other evidence. Certificates shall be produced by PubCo within two (2) Business Days of a valid transfer lodgement.

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3	Notices

3.1

Each Warrantholder shall register with PubCo an address to which notices can be sent and if any Warrantholder shall fail so to do, notice may be given to such Warrantholder by sending the same by any of the methods referred to in paragraph 3.2 of this Schedule to his/her/its last known place of business or residence or, if none, by exhibiting the same for three (3) Business Days at the Registered Office.

3.2

Notices and other communications to Warrantholders and/or to PubCo shall be in writing and shall be delivered personally, sent by courier or by facsimile process, or if sent to an address, by first class post. In proving service of any notice or other communication sent by post it shall be sufficient to prove that the envelope or wrapper containing the notice or other communication was properly addressed and stamped and was deposited in a post box or at the post office. In proving service of a notice or other communication sent by facsimile process it shall be sufficient to prove that the facsimile message was properly addressed and despatched.

3.3

A notice or other communication given pursuant to the provisions of paragraph 3.2 of this Schedule must be in writing in the English language and must be given by, delivered at or sent by first class post or other faster service or facsimile transmission or other means of electronic communication to the latest known postal address, relevant facsimile number or electronic communication (email) address of PubCo or the Warrantholder (as applicable). In the absence of evidence of earlier receipt, any notice or document shall be deemed to have been served: (i) if delivered, at the time of delivery; (ii) if posted, at 10.00 a.m. on the seventh (7th) Business Day after it was put into the post; or (iii) if sent by facsimile or email, at the time of completion of transmission.

3.4

All notices and other communications with respect to Warrants registered in the names of joint registered holders shall be given to whichever of such Persons is named first in the Register and any notice so given shall be sufficient notice to all the joint registered holders of such Warrants.

3.5

Any Person who, whether by operation of law, transfer or other means whatsoever, becomes entitled to any Warrant shall be bound by every notice properly given to the Person from whom such Person derives his/its title to such Warrant.

3.6

When a given number of days’ notice is required to be given, the day of service shall be included but the day upon which such notice will expire shall not be included in calculating the number of days. The signature to any notice to be given by PubCo may be written or printed (including electronically).

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